           CONFERENCE CALL TOMORROW, THURSDAY APRIL, 24 AT 9:00 AM ET
                   THE COMPANY WILL NOT ACCEPT INVESTOR CALLS
                          PRIOR TO THE CONFERENCE CALL
                Dial in: 800-362-0574 with conference ID: Plexus
                Webcast: http://www.videonewswire.com/PLXS/042403

                                                               [PLEXUS (R) LOGO]

FOR IMMEDIATE RELEASE

        PLEXUS ANNOUNCES Q2 REVENUE OF $191 MILLION, EPS LOSS OF $(0.12)

              INITIATES Q3 REVENUE GUIDANCE OF $190 - $200 MILLION
                     OUTLINES $12 MILLION RESTRUCTURING PLAN

NEENAH, WI, April 23, 2003 -- Plexus Corp. (Nasdaq: PLXS), today announced results for its second fiscal quarter ended March 31, 2003. Below, please find summary results.

                            SUMMARY FINANCIAL RESULTS
                  (dollars in thousands, except per share data)

                                                              Three Months Ended
                                                                   March 31,
                                                            2003               2002
                                                            ----               ----
                    Sales                                $ 190,773           $ 231,162
                    Gross margin                               5.0 %              8.9 %
                    Operating margin                          (3.8)%             (0.9)%
                    Net loss                             $  (5,044)          $ (2,154)
                    EPS                                  $   (0.12)          $  (0.05)

Dean Foate, President and Chief Executive Officer of Plexus, said, "Financial results for the second quarter were in line with our revised guidance of March 20, 2003. Looking forward, we currently expect the second quarter to be our trough quarter for the year. We are initiating revenue guidance for the third quarter of $190 to $200 million, recognizing the current global economic environment and the fluctuation in end-market demand across all our industry sectors. Assuming this level of revenue, we expect an EPS loss of $(0.10) to $(0.07) for Q3, excluding the costs of the restructuring discussed below."

Mr. Foate continued, "We continue to refine Plexus' capabilities, footprint and resources in line with evolving customer demands. To this end, we are initiating a restructuring program to close our Kentucky manufacturing operations and re-focus our PCB-design group. In addition, we are effecting a reduction in force in both our engineering and corporate organizations. We expect these actions to better position the Company strategically, as well as to improve both capacity utilization and the bottom line."

Tom Sabol, Chief Operating Officer, commented, "We expect the Kentucky manufacturing site to be closed by the end of September with production shifted to other sites in the United States and Mexico. The other actions outlined will be completed during our fiscal third quarter. Approximately 400 employees, or 8% of our total workforce, will be affected by this restructuring. Our combined restructuring actions, including previously announced actions, will reduce our global manufacturing square footage to approximately 1.4 million square feet, from our peak of 1.8 million square feet."

                                     (more)

Gordon Bitter, Chief Financial Officer, added, "We currently estimate approximately $12 million of restructuring charges to close the Kentucky site, re-focus the PCB-design group, and to effect the reduction in force. Severance of approximately $5 million is the only significant cash charge, and the remaining $7 million of non-cash charges relate to the expected write-down in the value of the fixed assets in Kentucky."

Mr. Bitter continued, "These actions should result in approximately $6 million to $8 million in annualized cost savings. We expect to record the restructuring charge in the third fiscal quarter and begin to see the benefits in the fourth quarter. We anticipate the full effect of the benefits will be attained in the first quarter of fiscal 2004."

Mr. Bitter concluded, "The second quarter balance sheet remained very strong. We had over $112 million of cash and short term investments, and the only significant debt items are two capitalized leases in the amount of $26 million."

FISCAL Q2 HIGHLIGHTS

o    Sales by industry were:

                  INDUSTRY           Q2 - FISCAL 2003      Q1 - FISCAL 2003
                  --------           ----------------      ----------------
              Networking/Datacom                      33%                   35%
              Medical                                 33%                   34%
              Industrial/Commercial                   16%                   14%
              Computing                               11%                   12%
              Transportation/Other                     7%                    5%


o Top 10 customers comprised 54% of sales during the quarter, compared to 57% in the previous quarter.
o Siemens was the only customer representing more than 10% of sales for the quarter.
o    Cash flow from operations was approximately $15 million for the quarter.
o Days sales outstanding in accounts receivable improved to 45 days compared to 47 days in the first quarter of fiscal 2003.
o Inventory increased sequentially by approximately $0.9 million to $104.9 million, while annualized turns decreased to 6.9 turns this quarter from
     7.7 turns in the first fiscal quarter of 2003.

CONFERENCE CALL/WEBCAST AND REPLAY INFORMATION

NOTE: THE COMPANY WILL NOT ACCEPT INVESTOR CALLS PRIOR TO THE APRIL 24 CONFERENCE CALL.

WHEN:         April 24, 2003 at 9:00 a.m. Eastern.
DIAL IN:      800-362-0574 with conference ID: Plexus
WEBCAST:      http://www.videonewswire.com/PLXS/042403 (requires Windows Media
              Player)
REPLAY:       800-839-3612 or 402-220-2972 or
              http://www.videonewswire.com/PLXS/042403.
              The call will be archived until midnight on May 1, 2003.
NOTE:         If you experience problems with the webcast, please email
              webcastsupport@tfprn.com.

COMPANY DESCRIPTION
Plexus (www.plexus.com) provides product realization services on a global basis to original equipment manufacturers (OEMs) in the networking/datacommunications, medical, industrial, commercial and computer electronics industries. Plexus offers engineering and product development, new product introduction (NPI), prototyping, material procurement and management, assembly, testing, manufacturing, complex final system assembly, global fulfillment and sustaining services.

                                     (more)

SAFE HARBOR AND FAIR DISCLOSURE STATEMENT

The statements contained in this release which are not historical facts (such as statements in the future tense and statements including "believe," "expect," "intend," "anticipate" and similar concepts) are forward-looking statements that involve risks and uncertainties, including, but not limited to, the economic performance of the electronics and technology industries, the risk of customer delays, changes, or cancellations in both on-going and new programs, the Company's ability to complete acquisition transactions and integrate acquired operations, the Company's ability to secure new customers and maintain its and acquired operations' current customer base, the results of cost reduction and restructuring efforts and our ability to execute on, and achieve anticipated cost savings from, these efforts, possible delays in anticipated and previously announced measures, material cost fluctuations and the adequate availability of components and related parts for production, the effect of changes in average selling prices, the effect of start-up costs of new programs and facilities, the effect of general economic conditions and world events (such as terrorism and the situation with Iraq), the impact of increased competition and other risks detailed in the Company's Securities and Exchange Commission filings.

FOR FURTHER INFORMATION, PLEASE CONTACT:
Kristian Talvitie, Director of Investor Relations and Corporate Communications 920-969-6160 or email at kristian.talvitie@plexus.com

                            (financial tables follow)

                                  PLEXUS CORP.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)

                                                                Three Months Ended                Six Months Ended
                                                                     March 31,                        March 31,
                                                            --------------------------       ---------------------------
                                                               2003            2002             2003             2002
                                                            ----------      ----------       ----------       ----------
                                                                                   (unaudited)
Net sales                                                   $  190,773       $ 231,162       $  396,152       $  431,379
Cost of sales                                                  181,150         210,691          370,989          395,437
                                                            ----------      ----------       ----------       ----------

  Gross profit                                                   9,623          20,471           25,163           35,942

Operating expenses:
   Selling & administrative expenses                            16,815          16,344           33,570           30,315
   Amortization of goodwill                                          -           1,289                -            2,584
   Restructuring costs                                               -           4,687           31,840            7,487
   Acquisition and merger costs                                      -             251                -              251
                                                            ----------      ----------       ----------       ----------
                                                                16,815          22,571           65,410           40,637
                                                            ----------      ----------       ----------       ----------

  Operating loss                                                (7,192)         (2,100)         (40,247)          (4,695)

Other income (expense):
  Interest expense                                                (712)           (965)          (1,590)          (2,317)
  Miscellaneous                                                    678             411            1,301            1,041
                                                            ----------      ----------       ----------       ----------

  Loss before income taxes and cumulative
   effect of change in accounting for goodwill                  (7,226)         (2,654)         (40,536)          (5,971)

Income tax benefit                                              (2,182)           (500)         (14,660)          (1,794)
                                                            ----------      ----------       ----------       ----------

   Loss before cumulative effect of change in
     accounting for goodwill                                    (5,044)         (2,154)         (25,876)          (4,177)

  Cumulative effect of change in accounting for
     goodwill, net of income tax benefit of $4,755                   -               -          (23,482)               -
                                                            ----------      ----------       ----------       ----------

  Net loss                                                  $   (5,044)     $   (2,154)      $  (49,358)      $   (4,177)
                                                            ==========      ==========       ==========       ==========

Earnings per share:
  Basic
  Loss before cumulative effect of a change in
     accounting for goodwill                                $    (0.12)     $    (0.05)      $    (0.61)      $    (0.10)
  Cumulative effect of change in accounting
     for goodwill                                                    -               -            (0.56)               -
                                                            ----------      ----------       ----------       ----------
                                                            $    (0.12)     $    (0.05)      $    (1.17)      $    (0.10)
                                                            ==========      ==========       ==========       ==========
  Diluted
  Loss before cumulative effect of a change in
     accounting for goodwill                                $    (0.12)     $    (0.05)      $    (0.61)      $    (0.10)
  Cumulative effect of change in accounting
     for goodwill                                                    -               -            (0.56)               -
                                                            ----------      ----------       ----------       ----------
                                                            $    (0.12)     $    (0.05)      $    (1.17)      $    (0.10)
                                                            ==========      ==========       ==========       ==========

Weighted average shares outstanding:
  Basic                                                        42,260            41,868          42,164         41,824
                                                            ==========      ==========       ==========       ==========
  Diluted*                                                     42,260            41,868          42,164         41,824
                                                            ==========      ==========       ==========       ==========


* For the three and six months ended March 31, 2003 and 2002, the calculations of earnings per share on a diluted basis exclude the impact of stock options, since they would result in an antidilutive effect.

                                  PLEXUS CORP.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                      (in thousands, except per share data)

                                                                                      March 31,         September 30,
                                                                                        2003                2002
                                                                                   ---------------     ---------------
                                                                                               (unaudited)
ASSETS
Current assets:
   Cash and cash equivalents                                                        $  79,503            $  63,347
   Short-term investments                                                              33,311               53,025
   Accounts receivable                                                                 80,909               95,903
   Inventories                                                                        104,906               94,032
   Deferred income taxes                                                               25,723               21,283
   Prepaid expenses and other                                                          13,832               14,221
                                                                                    ---------            ---------

   Total current assets                                                               338,184              341,811

Property, plant and equipment, net                                                    159,929              170,834
Goodwill                                                                               31,229               64,957
Deferred income taxes                                                                   7,741                  355
Other                                                                                   5,019                5,988
                                                                                    ---------            ---------

   Total assets                                                                     $ 542,102            $ 583,945
                                                                                    =========            =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
      Current portion of capital lease obligations                                    $ 1,726              $ 1,652
      Accounts payable                                                                 61,079               67,310
      Customer deposits                                                                18,110               13,904
      Accrued liabilities:
        Salaries and wages                                                             17,820               17,505
        Other                                                                          24,937               21,586
                                                                                    ---------            ---------

    Total current liabilities                                                         123,672              121,957

Capital lease obligations, net of current portion                                      24,494               25,356
Other liabilities                                                                      10,366                5,943

Shareholders' equity:
    Common stock, $.01 par value, 200,000 shares authorized,                              423                  420
      42,276 and 42,030 shares issued and outstanding, respectively
    Additional paid-in-capital                                                        258,303              256,584
    Retained earnings                                                                 121,460              170,818
    Accumulated other comprehensive income                                              3,384                2,867
                                                                                    ---------            ---------

    Total shareholders' equity                                                        383,570              430,689
                                                                                    ---------            ---------

    Total liabilities and shareholders' equity                                      $ 542,102            $ 583,945
                                                                                    =========            =========



                                       ###